PRODUCT DISTRIBUTION AGREEMENT

     THIS PRODUCT DISTRIBUTION AGREEMENT (the "Agreement"), dated as of the ____ day of November 2001, by and between Look Models International, Inc. (hereinafter referred to as "LMI"), a Delaware corporation, with its principal offices located at Passauer Platz Nr.1, Vienna 1010 Austria, and Models Prefer, Ltd. (hereinafter referred to as "MP"), a Connecticut corporation, with its principal offices located at 115 Hurley Road, Building 4, Oxford, Connecticut 06478. LMI and MP shall be collectively referred to hereinafter as the "parties", or individually as the "party."

                                    RECITALS

     WHERAS, Dialpack, a German corporation, has purchased the assets of the bankrupt entity Variotec, the former supplier of the Product to MP; and

     WHEREAS, LMI and Dialpack have entered into an International Production and Distribution Agreement dated as of November 15, 2001 (the "Production and Distribution Agreement") wherein Dialpack has granted LMI, amongst other things, the worldwide exclusive right to promote and distribute the Product under the "Catwalk", "Look" and other "Model"-type labels; and

     WHEREAS, LMI and MP now wish to enter into this Agreement whereby LMI will supply the Make-up Product to MP and MP will distribute the Make-up Product within the Distribution Territory in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 "Distribution Territory", whether on an exclusive or non-exclusive basis, shall mean North America, and the ability to sell through and/or over QVC in the United Kingdom only. Specifically excluded from the Distribution Territory, if on an exclusive basis, is that certain distributor in Texas that presently purchases from Dialpack.

1.2 "Exclusivity Purchase Guarantee" shall mean the minimum amount of the Product that MP must purchase in order to obtain exclusivity in a particular year.

1.3 "Intended Use" shall mean the utilization of the Product for a moisturizing makeup.

1.4  "Make-up Product" shall mean the Product as used for the Intended Use.

1.5 "Minimum Purchase Guarantee" shall mean the minimum amount of the Product to be purchased by MP in a particular year.

1.6 "Product" shall mean an empty dispenser comprising of a pump and two supply cartridges that are separately filled with moisturizing makeup. The dispenser uses a dial located on its front outside casing to mix the fill-in quantities designated by the dial. The Product utilizes patented technology to operate this process.

1.7 "Year One" shall hereinafter be defined as the period from December 1, 2001 to November 30, 2002.

1.8 "Year Two" shall hereinafter be defined as the period from December 1, 2002 to November 30, 2003.

1.9 "Year Three" shall hereinafter be defined as the period from December 1, 2003 to November 30, 2004.

                                   ARTICLE II
                                 REPRESENTATIONS

2.1 MP and its related parties, affiliated entities, subsidiaries, principals, employees, officers and directors agree that:

     (a) MP is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has the corporate power and authority to enter into this agreement.

     (b) All corporate and other actions required to be taken by or on the part of MP to authorize it to enter into and perform under the Agreement have been duly taken. No consents, authorizations or approvals, whether of governmental agencies or instrumentalities or otherwise, are necessary in order to enable MP to enter into and perform under this Agreement.

                                   ARTICLE III
                                      TERMS

3.1 Product Supply. Based upon the Production and Distribution Agreement and the terms of this Agreement, as set forth more fully hereinafter, LMI will supply MP with the Make-up Product in the Distribution Territory. LMI will supply MP with the Product for sale in the Distribution Territory on an exclusive basis if MP fulfills the exclusivity provisions of 3.4(a)-(d).

3.2 Exclusivity. The exclusivity herein is only for the Distribution Territory, and only for the calendar year that MP complies with the applicable minimum purchase guarantee and exclusivity provisions pertinent hereto. LMI will supply the Product exclusively to MP so long as items 3.4(a)-(d) are complied with in the given year in which said items are applicable.

3.3  Minimum Purchase Guarantee Provisions.

     (a) The Minimum Purchase Guarantee for Year One shall be two hundred thousand (200,000) units (the "Year One Minimum Purchase Guarantee"). There shall be an immediate up-front commitment by MP or a party with which it decides to contract, upon the signing of this agreement, to purchase one hundred thousand (100,000) units for immediate delivery, and MP shall issue, immediately upon the signing of this agreement, to the benefit of LMI, an irrevocable stand-by letter of credit with language acceptable to LMI's bank, drawn on an acceptable bank, covering the cost of the first one hundred thousand (100,000) units based upon the pricing provisions of Section 3.7 hereunder. The letter of credit shall be for the benefit of Look Event Management, GmbH ("LEM"), and shall be confirmed by LEM's bank in Austria. On or before March 1, 2002, MP shall purchase the next one hundred thousand (100,000) units and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on an acceptable bank covering the additional one hundred thousand (100,000) units.

     (b) The Minimum Purchase Guarantee shall increase in Year Two to three hundred thousand (300,000) units ("Year Two Minimum Purchase Guarantee"). On December 1, 2002, MP shall purchase one hundred fifty thousand (150,000) units and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on an acceptable bank covering the first one fifty hundred thousand (150,000) units. On or before April 1, 2003, MP shall purchase the next one hundred fifty thousand (150,000) units and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on an acceptable bank covering the next one hundred fifty thousand (150,000) units.

     (c) The Minimum Purchase Guarantee shall increase in Year Three to four hundred thousand (400,000) units ("Year Three Minimum Purchase Guarantee"). On December 1, 2003, MP shall purchase two hundred thousand (200,000) units and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on an acceptable bank covering the first two hundred thousand (200,000) units. On or before April 1, 2004, MP shall purchase the next two hundred thousand (200,000) units and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on an acceptable bank covering the next two hundred thousand (200,000) units.

     (d) In the event that MP fails to meet the Minimum Purchase Guarantee in any particular year, the preferred pricing provision of 4.6 hereunder shall no longer apply.

3.4 Exclusivity Purchase Guarantee Provisions. MP must satisfy the Exclusivity Purchase Guarantee in each year on order to obtain exclusive supply of the Product from LMI for the particular year.

     (a) The Exclusivity Purchase Guarantee for Year One shall be four hundred thousand (400,000) units. In Year One, LMI is granting MP a period of exclusivity until June 1, 2002, notwithstanding the fact that the Exclusivity Purchase Guarantee for Year One can only be satisfied on or before June 1, 2002. In addition to complying with the Minimum Purchase guarantee as set forth in Section 3.3(a), on or before June 1, 2002, MP must purchase a further two hundred thousand (200,000) units, in addition to its Minimum Purchase Guarantee, in order to meet its Exclusivity Purchase Guaranty for Year One, and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on a bank acceptable to LEM covering such two hundred thousand (200,000) units.

     (b) The Exclusivity Purchase Guarantee for Year Two shall be six hundred thousand (600,000) units. In addition to complying with the Minimum Purchase guarantee as set forth in Section 3.3(b), on or before June 1, 2002, MP must purchase an additional three hundred thousand
          (300,000) units, in addition to its Minimum Purchase Guarantee, in order to meet its Exclusivity Purchase Guaranty for Year Two and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on a bank acceptable to LEM covering such three hundred thousand (300,000) units.

     (c) The Exclusivity Purchase Guarantee for Year Three shall be eight hundred thousand (800,000) units. In addition to complying with the
          Minimum Purchase guarantee as set forth in Section 3.3(c), on or before June 1, 2002, MP must purchase an additional four hundred thousand (400,000) units, in addition to its Minimum Purchase Guarantee, in order to meet its Exclusivity Purchase Guaranty for Year Three and shall issue, to the benefit of LEM, an irrevocable stand-by letter of credit with language acceptable to LEM's bank, and drawn on a bank acceptable to LEM covering such four hundred thousand (400,000) units.

     (d) In order for MP to achieve the Exclusivity Purchase Guarantee, MP must comply with the Minimum Purchase Guarantee provisions, as described herein, must purchase the prescribed amount by June 1st of the particular year, and must issue an irrevocable stand-by letter of credit according to the terms described in 3.4(a)-(c). For so long as MP meets the Exclusivity Purchase Guarantee in each year, the exclusivity period shall continue for the period of June 1, 2002 through November 30, 2002 in Year One, and six months from the time that the exclusivity provisions are satisfied in Years Two and Three. If MP meets the exclusivity requirements of Year One, there shall be a grace period of six (6) months in year Two wherein MP shall be given a courtesy exclusivity period. If MP meets the exclusivity requirements of Year Two, there shall be a grace period of six (6) months of Year Three wherein MP shall be given a exclusivity period. If the Exclusivity Purchase Guarantee is satisfied before the expiration of the six month term described above, the remaining exclusivity time period shall run from that time. In the event that MP does not satisfy the Exclusivity Purchase Guarantee in a particular year, there shall be no courtesy exclusivity period in the following year.

3.5 Annual Forecasts.

     (a) Separate from any Minimum Purchase Guarantees and Exclusivity Purchase Guarantees, MP shall be required, at the beginning of each year, to provide LMI with a forecast of product quantity that MP expects to purchase for such year.

     (b)  Separate  from  any  Minimum   Purchase   Guarantees  and  Exclusivity
          Guarantees, additional orders shall be placed no less than ninety (90) days before MP's desired delivery date.

3.6 Shipping Costs. MP shall be responsible for all shipping costs, that is, goods shall be shipped FOB (freight on board), and all customs and excise duties shall be borne by MP.

3.7 Pricing. The pricing per unit shall be a maximum of three dollars ($XXX). However, due to the fact that a completed inventory of the Product was purchased by Dialpack from the bankrupt entity Variotec, LMI can offer a price per unit of two dollars and seventy-five cents ($XXX) for the initial two hundred thousand (200,000) units purchased by MP. Thereafter, as new units will need to be produced, the pricing per unit shall be set between the parties, but the price shall never exceed three dollars ($XXX) for all units purchased after the initial two hundred thousand (200,000), unless MP fails to satisfy the minimum purchase guarantees described above.

3.8 Distribution Limitation. For the first two (2) years of this Agreement, and only in the event that MP has complied with Exclusivity Guaranty provisions, LMI shall not distribute the Make-up Product under the "Catwalk" or "Look Models" brands over QVC or other televised shopping channel without the consent of MP.

3.9 Use Extension. So long as MP is not in breach of this Agreement and complies with the Minimum Purchase Guarantee provisions and the Exclusivity Purchase Guarantee provisions hereof, MP shall have the right to request the distribution of the Product with a varied use within the modeling or model related categories in the Distribution Territory in accordance with this Agreement. With respect to any new distribution, MP would be required to sell the Product in accordance with the terms of this Agreement, including those governing Minimum Purchase Guarantees and Exclusivity Purchase Guarantees.

3.10 Indemnification. Dialpack has agreed in the Production and Distribution Agreement to indemnify LMI to the extent of its obligations under the terms of the Production and Distribution Agreement. For so long as Dialpack indemnifies LMI pursuant to the Production and Distribution Agreement, LMI shall indemnify MP to the extent of its obligations under this Agreement. MP agrees that in indemnifying LMI hereunder, LMI shall have the right to choose its own legal counsel and/or the counsel to defend MP, and MP and QVC agree that LMI has such right to choose said legal counsel.

                                   ARTICLE IV
                                 MISCELLANEAOUS

4.1  Addresses for notifications.

     (a) For LMI: c/o Eaton & Van Winkle, 3 Park Avenue, 16th Floor, New York, New York 10016, Attn: Warren A. Kirshenbaum, Esq.

     (b) For MP: Mr. David R. Schieffelin, CEO, Models Prefer, Ltd., 115 Hurley Road, Building 4, Oxford, Connecticut 06478.

4.2 Notifications. Any notice, demand, request, or other communication (collectively a "notice") required or permitted under this agreement must be in writing and delivered by certified or registered mail, postage prepaid, return receipt requested. A notice must be addressed to a party at the party's last known address, which addresses are as listed in provision 4, above. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to the other party or the party's agent, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

4.3 Applicable Law. All questions concerning the construction, validity and interpretation of this agreement and the performance of the obligations imposed by this agreement shall be governed by the internal law, not the law of conflicts, of the State of New York.

4.4 Arbitration. All disputes, controversies, claims or differences which may arise between the Parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof, and cannot be solved to the mutual satisfaction of the Parties, shall be finally settled by arbitration in accordance with the American Arbitration Association ("AAA") Arbitration Rules as at present in effect with the following conditions. The award rendered by arbitrators shall be final and binding upon both Parties. In addition, (a) the appointing authority shall be the American Arbitration Association; (b) the number of arbitrators shall be three (3); and (c) the place of arbitration shall be New York, NY.

4.5 General Interpretive Principles. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the party may in the context require.

4.6  Binding  Provisions.  This  agreement  is  binding  upon and  inures to the
     benefit  of  the  parties  and  their  respective   entities,   colleagues,
     successors, successor entities, and personal and legal representatives.

4.7 Provision Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this agreement or the intent of the provisions hereof.

4.8 Execution in Separate Locations. As the parties are currently resident in different jurisdictions, the parties agree that this agreement may be executed by the parties while said parties are in different locations. Accordingly, fax transmission of signatures shall be deemed to be authentic and constitute execution of this agreement.

4.9 Non-Circumvention. MP shall exclusively deal with LMI in any matters relating to the Product and not contact, consult with, have any dealings or involvement with, or enter into discussions with any other vendor, producer, supplier and/or distributor of the Product or such related companies ("External Business Partners"), particularly External Business Partners, with which LMI currently does business, concerning the business that LMI and MP are involved in, or concerning business that LMI and the External Business Partners are involved in, without having written permission from LMI. Specifically, LMI has a relationship with Dialpack, the producer and distributor of the Product, wherein it has secured the ability to distribute the Product to certain defined territories and to third parties, such as MP. It is expressly prohibited according to the terms of this agreement for MP to contact, or secure with Dialpack, a relationship, agreement, contract, or understanding for the distribution and marketing rights to the Product.

     IN WITNESS WHEREOF, the parties hereto have each duly executed and delivered this Agreement as of the date first above written.


                                            LOOK MODELS INTERNATIONAL, INC.

                                            By:      /s/Wolfgang Schwarz
                                            Name:    Wolfgang Schwarz
                                            Title: President



                                             MODELS PREFER, LTD.


                                            By:      /s/David R. Schieffelin
                                            Name:    David R. Schieffelin
                                            Title:   Chief Executive Officer